UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

(a/k/a PHILUX GLOBAL GROUP INC.)

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

Investment Commitment Agreement among Saigon Silicon City JSC and Philux Global Group, Inc. (aka PHI Group, Inc.) and Subsidiaries.

On February 21, 2023, Philux Global Group Inc. (a/k/a PHI Group, Inc.) and its subsidiaries Philux Global Funds SCA, SICAV-RAIF and Philux Global Vietnam Investment and Development Company, Ltd., (collectively referred to as “the Investor”) signed an Investment Commitment Agreement with Saigon Silicon City Joint Stock Company (the “Company”) whereby the Investor is committed to providing or causing to be provided a total of five hundred million U.S. dolars (USD 500,000,000) for investment in Saigon Silicon City for the first phase of construction and subsequent additional capital as needed to complete the Company’s entire development and investment program over a 52-hectare of land at Lot I6 & I7, Road D1, Saigon High Technology Park, Long Thanh My Ward, District 9, Ho Chi Minh City, Vietnam.

According to the Investment Commitment Agreement, within thirty days of the signing of this Agreement, the Investor will provide or cause to be provided fifty million U.S. dollars (USD 50,000,0000) for the Company to resume the implementation of its building plan. Additonal tranches of fifty million U.S. dollars (USD 50,000,000) will be released to the Company at regular intervals as needed to ensure uninterrupted contruction progress. Both Parties shall determine and stipulate the terms and conditions for the Investment Commitment in writing prior to the release of funds to the Company. Upon the signing of this Agreement, the Company shall make a deposit of Five Hundred Thousand U.S. Dollars (USD 500,000) with the Investor as earnest money for legal, administrative and processing fees in connection with the Investment Commitment Agreement. This amount will be fully refundable to the Company if the Investor fails to fulfill its commitment as mentioned in the Agreement. The Investor intends to use a portion of the USD 4,500,000,000 financing commitments from certain international institutional and ultra-high net worth investors which are expected to be released during the first quarter of 2023 for investment in Saigon Silicon City and select projects in Vietnam and elsewhere.

The foregoing description of the Investment Commitment Agreement by and among Saigon Silicon City JSC and Philux Global Group and its Subsidiaries is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company issued a press release on February 27, 2023 regarding this Investment Commitment Agreement, which is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits.

Exhibits

No.	Description
10.1	Investment Commitment Agreement among Saigon Silicon City JSC and Philux Global Vietnam Investment and Development Company Ltd., Philux Global Funds SCA, SICAV-RAIF and Philux Global Group, Inc. (aka PHI Group, Inc.)

99.1	Press release issued February 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2023

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO